UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2014 (November 3, 2014)

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Venoco, Inc. 001-33152 Denver Parent Corporation 333-191602	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 3, 2014, Venoco, Inc. (“Venoco”) engaged Opportune LLP (“Opportune”) to provide various accounting advisory and consulting services to it and Denver Parent Corporation (“DPC,” and together with Venoco, the “Company”).  As part of that engagement, Scott Pinsonnault of Opportune will serve as interim Chief Financial Officer of the Company.  Mr. Pinsonnault’s services to the Company are billed by Opportune, and he is not separately compensated by the Company for serving as its interim Chief Financial Officer.

Mr. Pinsonnault, 44, serves as a Managing Director with Opportune.  His duties include corporate finance and interim management responsibilities and he has been with that firm since August 2014.  Previously, Mr. Pinsonnault served as Chief Financial Officer of Cubic Energy, Inc. from April 2014 through August 2014 and before that he was a Director with Deloitte Financial Advisory Services, now known as Deloitte Business Transaction Analytics, from September 2012 to March 2014. While at Deloitte, his duties included serving as a financial and restructuring advisor, expert witness, interim officer and manager, and turnaround manager. From October 2011 through August 2012, he served as Vice President of SFC Energy Partners, a $1 billion upstream oil and gas private equity fund based in Denver, Colorado. While at SFC Energy Partners, he sourced and originated upstream oil and gas investments. From February 2011 through October 2011, he served as Managing Director of Project Finance for Unicredit Bank AG, a German and Italian bank with its U.S. headquarters in New York, New York. While at Unicredit Bank, his duties included originating and managing upstream oil and gas reserve-based loan and other project finance transactions. From January 2009 through February 2011, he was a Director with Bridge Associates, LLC, a professional services firm. While there, his duties included serving as a financial and restructuring advisor, expert witness, interim officer and manager, and turnaround manager. Mr. Pinsonnault received a B.S. in Geology from St. Lawrence University, an M.S. in Geology and Geophysics from Texas A&M University, and an M.B.A in Finance and Management from Tulane University.

Also on November 3, 2014, Heather Hatfield, 38, assumed the duties of principal accounting officer of the Company.  Ms. Hatfield joined the Company as Internal Audit Director in November 2013.  In October 2014 she became the Company’s Director of Financial Accounting.  She has 13 years of public accounting experience serving clients in various industries including oil and gas, manufacturing and telecoms.  Prior to joining the Company, Heather worked at Grant Thornton from 2008 until 2013 in various roles, including, most recently, Advisory Services Senior Manager. Ms. Hatfield is a certified public accountant and holds a Bachelor of Arts degree in business and accounting from Western State College of Colorado and a Masters of Accountancy from the University of Denver.  Ms. Hatfield’s compensation did not change as a result of her assuming the duties of principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2014

DENVER PARENT CORPORATION
VENOCO, INC.

	By:	/s/ Mark DePuy
	Name:	Mark DePuy
	Title:	Chief Executive Officer, Venoco, Inc.
President and Chief Operating Officer, Denver Parent Corporation